Exhibit 99.1

ClubCorp Delivers Record Full Year Results Ahead of Long-Term Growth Objective

•	Full-year revenue up 8.5% to $884.2 million, fourth quarter revenue up 12.2% to $302.5 million

•	Full-year adjusted EBITDA up 11.0% to $196.8 million, fourth quarter adjusted EBITDA up 15.6% to $69.5 million primarily due to addition of new or acquired clubs and sustained same-store growth

•	Membership counts increased 23.9% on solid growth at same store clubs and the completion of the acquisition of Sequoia Golf

DALLAS, Texas (March 12, 2015) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) -announces its fiscal-year 2014 financial results for the fourth quarter and full-year ended December 30, 2014.

The fourth quarter of fiscal 2014 consisted of 16 weeks, whereas the fourth quarter of fiscal 2013 consisted of 17 weeks. Total revenue, total adjusted EBITDA, new or acquired clubs revenue and new or acquired clubs adjusted EBITDA are presented on a fiscal quarter or fiscal year basis. However, to aid evaluation of same-store club performance, same-store clubs revenue and same-store clubs adjusted EBITDA are presented on a normalized basis to indicate the difference between the fourth quarter fiscal 2014 (16 weeks) versus a normalized fourth quarter fiscal 2013 (16-week basis) whereby the last week of 2013 is removed from the comparison. Similarly, year-over-year comparisons of same-store clubs for the full year, compares full-year fiscal 2014 (52 weeks) versus normalized full-year fiscal 2013 (52-week basis).

Fourth Quarter Results:

•
Revenue increased $33.0 million to $302.5 million for the fourth quarter of 2014. Revenue was up 12.2% compared to the fourth quarter of 2013 due to revenue growth from newly acquired and same-store clubs.

•	Adjusted EBITDA(1) increased $9.4 million to $69.5 million. Adjusted EBITDA was up 15.6% from increased revenue and improved variable labor expenses as a percent of revenue.

•	Same-store Clubs. On a normalized 16-week basis(2), same-store sales increased $4.3 million, up 1.8%. On a normalized 16-week basis, same-store adjusted EBITDA increased $3.7 million, up 5.4%.

•	New or Acquired Clubs. Clubs acquired in 2013 and 2014, contributed incremental revenue of $40.9 million and adjusted EBITDA of $11.8 million.

Fiscal 2014 Results:

•
Revenue increased $69.1 million to $884.2 million for the full-year fiscal full-year 2014. Revenue was up 8.5% compared to fiscal full-year 2013 due to revenue growth from newly acquired and same-store clubs.

•	Adjusted EBITDA(1) increased $19.6 million to $196.8 million. Adjusted EBITDA was up 11.0% from increased revenue and improved variable labor expenses as a percent of revenue.

•	Same-store Clubs. On a normalized 52-week basis(2), same-store sales increased $22.0 million, up 2.8%. On a normalized 52-week basis, same-store adjusted EBITDA increased $13.5 million, up 6.5%.

•	New or Acquired Clubs. Clubs acquired in 2013 and 2014, contributed incremental revenue of $59.7 million and adjusted EBITDA of $14.2 million.

ClubCorp FY14 Q4 Earnings Release	1	Page

Exhibit 99.1

2014 Fourth Quarter and Fiscal Year Summary:

(Unaudited financial information)

	Fourth quarter ended (3)			Fiscal year ended (4)
(In thousands, except for membership)	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	% Change	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)	% Change

Total Revenue	$302,539	$269,566	12.2%	$884,155	$815,080	8.5%

Adjusted EBITDA (1)
Golf and Country Clubs	$70,427	$57,668	22.1%	$203,542	$180,208	12.9%
Business, Sports and Alumni Clubs	$14,864	$15,651	(5.0)%	$35,310	$34,500	2.3%
Other	$(15,793)	$(13,188)	(19.8)%	$(42,080)	$(37,504)	(12.2)%
Adjusted EBITDA (1)	$69,498	$60,131	15.6%	$196,772	$177,204	11.0%

Membership	180,686	145,843	23.9%	180,686	145,843	23.9%

Quotes:

•
Eric Affeldt, president and chief executive officer: “Fiscal 2014 was an outstanding year for us. In our first full fiscal year as a public company, we did exactly what we set out to do at our IPO - namely, deliver on our commitment to grow the business organically, through reinvention and via strategic acquisitions. Membership sales remain strong, acceptance of our O.N.E. product continues to climb, and our reinvented clubs and recent acquisitions continue to drive results. Including recent acquisitions, our results significantly exceed our long-term growth objective of 5% to 7% adjusted EBITDA growth. We now believe continued strong operating performance and recent acquisitions puts us on a five-year compound annual EBITDA growth rate between 8% and 9% by the end of 2015. We are optimistic about 2015, and are confident in our ability to execute our strategy, grow the business, and deliver another strong year of financial performance.”

•
Curt McClellan, chief financial officer: “We are proud of our performance in 2014. This represents the fourth consecutive year of revenue and adjusted EBITDA growth. Since 2010, revenue has grown at a compound annual growth rate of 6.5%, while adjusted EBITDA has grown at a compound annual growth rate of 7%. We delivered another record year in overall membership growth. We have now reinvented 54 of our clubs, and have plans to reinvent another 29 clubs in 2015. The integration of Sequoia clubs is going extremely well, with many of our planned cost synergies now realized. While still in the early stages of rolling out O.N.E. at our newly acquired clubs, the results have been very promising. Again, the acquisition of Sequoia Golf represents a significant inflection point in the company's history. Our continued execution of our growth strategy and disciplined approach to investment capital positions us to deliver solid financial results in 2015.”

ClubCorp FY14 Q4 Earnings Release	2	Page

Exhibit 99.1

Segment Highlights:
Golf and country clubs (GCC):
Fourth quarter GCC results:

•	GCC total revenue increased $34.1 million to $235.3 million, up 16.9% versus the prior year; and GCC total adjusted EBITDA increased $12.8 million to $70.4 million, up 22.1%.

•
On a normalized 16-week basis(2), GCC same-store sales increased $3.4 million, up 1.8%, driven by an increase in same-store dues revenue up $3.8 million, or 4.4%, and same-store food & beverage revenue up $0.7 million, or 1.5%, offset by same-store golf operations revenue that declined $0.3 million, down (0.8)%. Additionally, same-store adjusted EBITDA increased $3.7 million, up 6.8% in the fourth quarter.

•	Newly acquired golf and country clubs contributed incremental revenue of $39.2 million and incremental adjusted EBITDA of $11.8 million.
Full-year 2014 GCC results:

•	GCC total revenue increased $66.6 million to $695.0 million, up 10.6% versus the prior year, and GCC total adjusted EBITDA increased $23.3 million to $203.5 million, up 12.9%.

•
On a normalized 52-week basis(2), GCC same-store sales increased $17.5 million, up 2.9%, driven by an increase in all three major revenue streams. Same-store dues revenue increased $12.7 million, up 4.5%, same-store food & beverage revenue increased $5.9 million, up 4.2%, and same-store golf operations revenue increased $1.0 million, up 0.7%. Additionally, same-store adjusted EBITDA increased $11.6 million, up 6.6%.

•	Newly acquired golf and country clubs contributed incremental revenue of $57.5 million and incremental adjusted EBITDA of $14.4 million.

Business, sports and alumni clubs (BSA):
Fourth quarter BSA results:

•	BSA total revenue decreased $0.4 million to $63.9 million, down (0.6)% versus the prior year; and BSA total adjusted EBITDA declined $0.8 million to $14.9 million, down (5.0)%.

•
On a normalized 16-week basis(2), BSA same-store sales increased $1.0 million, up 1.6%, driven by an increase in both same-store sales dues up $0.7 million, or 3.1%, and same-store food & beverage revenue up $0.5 million, or 1.6%. Additionally, same-store adjusted EBITDA was flat.

•	New clubs contributed incremental revenue of $1.7 million and nominal incremental adjusted EBITDA.
Full-year 2014 BSA results:

•	BSA total revenue increased $3.6 million to $184.0 million, up 2.0% versus the prior year; and BSA total adjusted EBITDA increased $0.8 million to $35.3 million, up 2.3%.

•
On a normalized 52-week basis(2), same-store sales increased $4.5 million, up 2.6%, driven increases in both dues and food & beverage revenue. Same-store dues revenue increased $1.6 million, up 2.1%, and same-store food & beverage revenue increased $3.4 million, up 3.8%. Additionally, same-store adjusted EBITDA increased $1.9 million, up 5.6%.

•	New clubs contributed incremental revenue of $2.1 million and nominal incremental adjusted EBITDA.

ClubCorp FY14 Q4 Earnings Release	3	Page

Exhibit 99.1

Other Data:

•
Reinvention. Since 2007, ClubCorp has reinvented 33 golf and country clubs and 21 business, sports and alumni clubs, or approximately 25% of ClubCorp’s current portfolio of clubs. In 2015, ClubCorp plans to invest a total of $42.1 million on reinvention projects, including $20.0 million on major reinventions projects across nine same-store golf and country clubs and four same-store business, sports and alumni clubs, approximately $15.0 million to reinvent nine clubs obtained in the acquisition of Sequoia Golf, and $7.1 million to reinvent seven recent single-club acquisitions.

•
Acquisitions. In 2014, ClubCorp added more than 50 golf and country clubs, including the single-store acquisitions of Prestonwood Country Club in Dallas and Plano, Texas, TPC Piper Glen in Charlotte, North Carolina, TPC Michigan in Dearborn, Michigan, Oro Valley Country Club in Oro Valley, Arizona. ClubCorp also acquired Sequoia Golf, a multi course owner-operator based in Atlanta, Georgia. Additionally, ClubCorp opened an alumni club at the new Baylor University football stadium in Waco, Texas. Thus far in 2015, ClubCorp has acquired Ravinia Green Country Club and Rolling Green Country Club both just north of Chicago, Illinois. As of March 5, 2015, ClubCorp’s expanded portfolio includes 203 owned or operated clubs, of which 15 clubs are managed.

•
Membership. Total memberships as of December 30, 2014 were 180,686, an increase of 34,843, up 23.9% over memberships at December 31, 2013. Same-store golf and country club memberships excluding managed clubs increased 0.9%, while total golf and country club memberships including newly acquired clubs and managed clubs increased 38.8.%. Same-store business, sports and alumni memberships excluding managed clubs grew 0.6%, while total business, sports and alumni club memberships increased 3.4%.

•
O.N.E. and Other Upgrade Products. As of December 30, 2014, approximately 46% of memberships, excluding Sequoia Golf memberships, were enrolled in one or more of our upgrade programs compared to approximately 43% enrolled at the end of fiscal 2013. Incremental dues revenue related to upgrade programs accounted for approximately $37.6 million of total dues revenue for the fiscal year ended December 30, 2014, compared to approximately $34.5 million for the fiscal year ended December 31, 2013.

•	Free Cash Flow(1). Free cash flow over the last four quarters was $110.3 million, an increase from $77.0 million a year ago.

•
Capital Structure. On October 1, 2014, ClubCorp closed its acquisition of Sequoia Golf for which it paid $265 million. With the acquisition of Sequoia Golf, the company has amended its secured credit facilities and created one fungible term loan tranche of approximately $900 million at LIBOR plus 350 basis points with a 1 percent LIBOR floor.

ClubCorp FY14 Q4 Earnings Release	4	Page

Exhibit 99.1

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2015, the Company expects to deliver revenue in the range of $1.00 billion to $1.03 billion and adjusted EBITDA in the range of $225.0 million to $235.0 million. This outlook fully integrates our acquisition of Sequoia Golf and results in year-over-year revenue growth of 13-16% and year-over-year adjusted EBITDA growth of 14-19%.

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. With its recent acquisition of Sequoia Golf, ClubCorp now owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company has added an earnings presentation to its earnings materials this quarter. The earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call, March 12, 2015 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its fourth quarter and full-year fiscal 2014 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp fourth quarter conference call (confirmation code 10060717) when prompted. For those unable to participate in the live call, a replay of the earnings conference call will be available approximately one hour after the call through March 20, 2015. To access the replay dial: 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers and 412-317-0088 for international callers (confirmation code 10060717). Additionally, a webcast replay will be available at ir.clubcorp.com.

ClubCorp FY14 Q4 Earnings Release	5	Page

Exhibit 99.1

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 by affiliates of KSL and the acquisition of Sequoia Golf on September 30, 2014. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

We began using Adjusted EBITDA as our measurement of segment profit and loss in fiscal year 2014. Prior to this change, we utilized Segment EBITDA (Segment EBITDA) as our measurement of segment profit and loss, but we also presented Adjusted EBITDA on a consolidated basis. These two measurements have not produced materially different results. This change results in alignment of our internal measurement of segment profit and loss with the measurement used to evaluate our performance on a consolidated basis and reduces the number of non-GAAP measurements we report, thus simplifying our financial reporting. The manner in which we calculate Adjusted EBITDA has not changed.

In addition to Adjusted EBITDA, we are providing a Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g. reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA and Free Cash Flow are not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before using as a measure to evaluate the Company's financial performance. Adjusted EBITDA and Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the applicable and most comparable GAAP financial measure.

ClubCorp FY14 Q4 Earnings Release	6	Page

Exhibit 99.1

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

ClubCorp FY14 Q4 Earnings Release	7	Page

Exhibit 99.1

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this release, including EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014. This release should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014.

______________________

Notes:

(1)
This earnings release includes metrics entitled Adjusted EBITDA and Free Cash Flow that are not calculated in accordance with accounting principles generally accepted in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Adjusted EBITDA and Free Cash Flow and the reconciliation later in this earnings release to the most comparable financial measure calculated in accordance with GAAP.

(2)	A reconciliation of the actual and normalized periods is provided on the financial tables at the end of this release.

(3)    The fourth quarters ended December 30, 2014 and December 31, 2013 consisted of 16 and 17 weeks, respectively.

(4)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

# # #

(Financial Tables Follow)

ClubCorp FY14 Q4 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS
(In thousands, except for memberships, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Fourth quarter ended (1)			Fiscal year ended (2)
GCC	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	% Change (3)	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)	% Change (3)

Same Store Clubs
Revenue
Dues	$91,559	$92,948	(1.5)%	$294,291	$286,767	2.6%
Food and Beverage	45,763	46,923	(2.5)%	143,904	139,899	2.9%
Golf Operations	39,717	41,761	(4.9)%	141,075	141,831	(0.5)%
Other	13,398	13,926	(3.8)%	48,214	49,978	(3.5)%
Revenue	$190,437	$195,558	(2.6)%	$627,484	$618,475	1.5%
Adjusted EBITDA	$57,662	$56,703	1.7%	$187,502	$178,571	5.0%
Adjusted EBITDA Margin	30.3%	29.0%	130 bps	29.9%	28.9%	100 bps

New or Acquired Clubs (4)
Revenue	$44,824	$5,617	NM (3)	$67,543	$9,998	NM (3)
Adjusted EBITDA	$12,765	$965	NM (3)	$16,040	$1,637	NM (3)

Total Golf and Country Clubs
Revenue	$235,261	$201,175	16.9%	$695,027	$628,473	10.6%
Adjusted EBITDA	$70,427	$57,668	22.1%	$203,542	$180,208	12.9%
Adjusted EBITDA Margin	29.9%	28.7%	120 bps	29.3%	28.7%	60 bps

Same store memberships, excluding managed club memberships	82,312	81,569	0.9%	82,312	81,569	0.9%
Same store average membership, excluding managed club memberships (5)	83,142	82,361	0.9%	81,941	81,243	0.9%
Dues per average same store membership, excluding managed club memberships (6)	$1,101	$1,129	(2.5)%	$3,591	$3,530	1.7%
Revenue per average same store membership, excluding managed club memberships (6)	$2,291	$2,374	(3.5)%	$7,658	$7,613	0.6%
____________________

(1)    The fourth quarters ended December 30, 2014 and December 31, 2013 consisted of 16 and 17 weeks, respectively.

(2)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

(3)	Percentage changes that are not meaningful are denoted by "NM."

(4)
New or Acquired Clubs include those clubs which were acquired, opened or added under management agreements in the fiscal years ended December 30, 2014 and December 31, 2013 consisting of: Oak Tree Country Club, Cherry Valley Country Club, Chantilly National Golf and Country Club, Prestonwood Country Club, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National and 30 owned golf and country clubs, three leased golf and country clubs and 13 managed golf and country clubs acquired through the Sequoia Golf acquisition.

(5)	Same store average membership,excluding managed club memberships, is calculated using the same store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(6)	Same store dues or revenue divided by same store average membership, excluding managed club memberships.

ClubCorp FY14 Q4 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS
(In thousands, except for memberships, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Fourth quarter ended (1)			Fiscal year ended (2)
BSA	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	% Change (3)	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)	% Change (3)

Same Store Clubs
Revenue
Dues	$24,148	$24,830	(2.7)%	$77,779	$77,600	0.2%
Food and Beverage	34,727	34,890	(0.5)%	92,905	90,171	3.0%
Other	3,351	4,586	(26.9)%	11,214	12,659	(11.4)%
Revenue	$62,226	$64,306	(3.2)%	$181,898	$180,430	0.8%
Adjusted EBITDA	$14,828	$15,659	(5.3)%	$35,550	$34,508	3.0%
Adjusted EBITDA Margin	23.8%	24.4%	(60) bps	19.5%	19.1%	40 bps

New or Acquired Clubs (4)
Revenue	$1,711	$—	NM (3)	$2,105	$—	NM (3)
Adjusted EBITDA	$36	$(8)	NM (3)	$(240)	$(8)	NM (3)

Total Business, Sports and Alumni Clubs
Revenue	$63,937	$64,306	(0.6)%	$184,003	$180,430	2.0%
Adjusted EBITDA	$14,864	$15,651	(5.0)%	$35,310	$34,500	2.3%
Adjusted EBITDA Margin	23.2%	24.3%	(110) bps	19.2%	19.1%	10 bps

Same store memberships, excluding managed club memberships	55,064	54,733	0.6%	55,064	54,733	0.6%
Same store average membership, excluding managed club memberships (5)	55,173	54,994	0.3%	54,899	54,962	(0.1)%
Dues per average same store membership, excluding managed club memberships (6)	$438	$452	(3.1)%	$1,417	$1,412	0.4%
Revenue per average same store membership, excluding managed club memberships (6)	$1,128	$1,169	(3.5)%	$3,313	$3,283	0.9%
______________________

(1)    The fourth quarters ended December 30, 2014 and December 31, 2013 consisted of 16 and 17 weeks, respectively.

(2)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

(3)    Percentage changes that are not meaningful are denoted by "NM."

(4)
New or Acquired Clubs include those clubs which are under development or were acquired, opened or added under management agreements in the fiscal year ended ended December 30, 2014 and fiscal year ended December 31, 2013 consisting of Baylor Club and one leased sports club which was acquired through the acquisition of Sequoia Golf.

(5)	Same store average membership,excluding managed club memberships, is calculated using the same store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(6)	Same store dues or revenue divided by same store average membership, excluding managed club memberships.

ClubCorp FY14 Q4 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—SAME STORE REVENUE AND ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited financial information)

	Fourth quarter ended				"Normalized" Comparable 16 weeks
	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	$ Change (1) vs. 17 weeks	% Change (1)vs. 17 weeks	$ Change (2) vs. 16 weeks	% Change (2)vs. 16 weeks
Combined Same Store Clubs
Revenue
Dues	$115,707	$117,778	$(2,071)	(1.8)%	$4,560	4.1%
Food and Beverage	80,490	81,813	(1,323)	(1.6)%	1,221	1.5%
Golf Operations	39,717	41,761	(2,044)	(4.9)%	(301)	(0.8)%
Other (3)	16,749	18,512	(1,763)	(9.5)%	(1,133)	(6.3)%
Revenue	$252,663	$259,864	$(7,201)	(2.8)%	$4,347	1.8%
Adjusted EBITDA	$72,490	$72,362	$128	0.2%	$3,685	5.4%
Adjusted EBITDA Margin	28.7%	27.8%		90 bps		100 bps

GCC Same Store Clubs
Revenue
Dues	$91,559	$92,948	$(1,389)	(1.5)%	$3,830	4.4%
Food and Beverage	45,763	46,923	(1,160)	(2.5)%	688	1.5%
Golf Operations	39,717	41,761	(2,044)	(4.9)%	(301)	(0.8)%
Other (3)	13,398	13,926	(528)	(3.8)%	(854)	(6.0)%
Revenue	$190,437	$195,558	$(5,121)	(2.6)%	$3,363	1.8%
Adjusted EBITDA	$57,662	$56,703	$959	1.7%	$3,668	6.8%
Adjusted EBITDA Margin	30.3%	29.0%		130 bps		140 bps

BSA Same Store Clubs
Revenue
Dues	$24,148	$24,830	$(682)	(2.7)%	$730	3.1%
Food and Beverage	34,727	34,890	(163)	(0.5)%	533	1.6%
Other (3)	3,351	4,586	(1,235)	(26.9)%	(279)	(7.7)%
Revenue	$62,226	$64,306	$(2,080)	(3.2)%	$984	1.6%
Adjusted EBITDA	$14,828	$15,659	$(831)	(5.3)%	$17	0.1%
Adjusted EBITDA Margin	23.8%	24.4%		-60 bps		-40 bps
______________________

(1)	Change compares fourth quarter ended December 30, 2014 (16 weeks) to fourth quarter ended December 31, 2013 (17 weeks).

(2)	Change compares fourth quarter ended December 30, 2014 (16 weeks) to normalized fourth quarter ended December 31, 2013 (first 16 weeks).

(3)
The change in Other Revenue was largely due to one fewer week in 2014 and lower revenue recognized for membership initiation payments that are being recognized into revenue over the lives of active memberships.

ClubCorp FY14 Q4 Earnings Release	11	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—SAME STORE REVENUE AND ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited financial information)

	Fiscal Year Ended				"Normalized" Comparable 52 weeks
	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)	$ Change (1) vs. 53 weeks	% Change (1)vs. 53 weeks	$ Change (2) vs. 52 weeks	% Change (2)vs. 52 weeks
Combined Same Store Clubs
Revenue
Dues	$372,070	$364,367	$7,703	2.1%	$14,334	4.0%
Food and Beverage	236,809	230,070	6,739	2.9%	9,283	4.1%
Golf Operations	141,075	141,831	(756)	(0.5)%	987	0.7%
Other (3)	59,428	62,637	(3,209)	(5.1)%	(2,579)	(4.2)%
Revenue	$809,382	$798,905	$10,477	1.3%	$22,025	2.8%
Adjusted EBITDA	$223,052	$213,079	$9,973	4.7%	$13,530	6.5%
Adjusted EBITDA Margin	27.6%	26.7%		90 bps		100 bps

GCC Same Store Clubs
Revenue
Dues	$294,291	$286,767	$7,524	2.6%	$12,743	4.5%
Food and Beverage	143,904	139,899	4,005	2.9%	5,853	4.2%
Golf Operations	141,075	141,831	(756)	(0.5)%	987	0.7%
Other (3)	48,214	49,978	(1,764)	(3.5)%	(2,090)	(4.2)%
Revenue	$627,484	$618,475	$9,009	1.5%	$17,493	2.9%
Adjusted EBITDA	$187,502	$178,571	$8,931	5.0%	$11,640	6.6%
Adjusted EBITDA Margin	29.9%	28.9%		100 bps		110 bps

BSA Same Store Clubs
Revenue
Dues	$77,779	$77,600	$179	0.2%	$1,591	2.1%
Food and Beverage	92,905	90,171	2,734	3.0%	3,430	3.8%
Other (3)	11,214	12,659	(1,445)	(11.4)%	(489)	(4.2)%
Revenue	$181,898	$180,430	$1,468	0.8%	$4,532	2.6%
Adjusted EBITDA	$35,550	$34,508	$1,042	3.0%	$1,890	5.6%
Adjusted EBITDA Margin	19.5%	19.1%		40 bps		50 bps
______________________

(1)	Change compares the fiscal year ended December 30, 2014 (52 weeks) to the fiscal year ended December 31, 2013 (53 weeks).

(2)	Change compares the fiscal year ended December 30, 2014 (52 weeks) to normalized fiscal year ended December 31, 2013 (first 52 weeks).

(3)
The change in Other Revenue was largely due to one fewer week in 2014 and lower revenue recognized for membership initiation payments that are being recognized into revenue over the lives of active memberships.

ClubCorp FY14 Q4 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Fourth quarter ended (1)		Fiscal year ended (2)
	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)
Net income (loss)	$31,321	$(32,277)	$13,329	$(40,680)
Interest expense	20,967	25,023	65,209	83,669
Income tax (benefit) expense	(38,441)	531	(41,469)	1,681
Interest and investment income	(1,050)	(121)	(2,585)	(345)
Depreciation and amortization	30,387	22,576	80,792	72,073
EBITDA	$43,184	$15,732	$115,276	$116,398
Impairments, disposition of assets and income (loss) from discontinued operations and divested clubs (3)	5,563	6,194	12,729	14,364
Loss on extinguishment of debt (4)	—	16,856	31,498	16,856
Non-cash adjustments (5)	618	1,156	2,007	3,929
Other adjustments (6)	16,251	5,868	25,315	10,134
Equity-based compensation expense (7)	1,266	14,217	4,303	14,217
Acquisition adjustment (8)	2,616	108	5,644	1,306
Adjusted EBITDA	$69,498	$60,131	$196,772	$177,204
Other Adjusted EBITDA	15,793	13,188	42,080	37,504
One week ended December 31, 2013 (9)	—	(3,557)	—	(3,557)
Combined new or acquired clubs	(12,801)	(957)	(15,800)	(1,629)
Normalized Adjusted EBITDA, combined same store clubs (10)	$72,490	$68,805	$223,052	$209,522
______________________

(1)    The fourth quarters ended December 30, 2014 and December 31, 2013 consisted of 16 and 17 weeks, respectively.

(2)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

(3)
Includes non-cash impairment charges related to property and equipment and intangible assets, loss on disposals of assets (including property and equipment disposed of in connection with renovations) and net loss or income from discontinued operations and divested clubs that do not quality as discontinued operations.

(4)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(5)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. ("CCI") in 2006 by affiliates of KSL and expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013.

(6)
Represents adjustments permitted by the credit agreement governing ClubCorp's secured credit facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations, franchise taxes, adjustments to accruals for unclaimed property settlements, acquisition costs, debt amendment costs, equity offering costs, other charges incurred in connection with the ClubCorp Formation (as defined in our Annual Report on Form 10-K filed with the SEC on March 21, 2014) and management fees, termination fee and expenses paid to an affiliate of KSL.

(7)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(8)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

(9)
The one week ended December 31, 2013 includes our operating results for the week and an adjustment to Other revenue recognized for membership initiation payments that are being recognized into revenue over the lives of active memberships. No such adjustment was made for the fourth quarter and fiscal year ended December 30, 2014.

(10)
Normalized comparable period represents a normalized fourth quarter fiscal 2013 (16 weeks) and normalized full-year fiscal 2013 (52 weeks), whereby the last week of 2013 is removed. No adjustments were made for the fourth quarter and fiscal year ended December 30, 2014.

ClubCorp FY14 Q4 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CALCULATION OF FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Fiscal year ended (3)
	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)
Adjusted EBITDA (1)	$196,772	$177,204
LESS:
Interest expense and principal amortization on long-term debt (2)	40,912	61,317
Cash paid for income taxes	2,723	3,187
Maintenance capital expenditures	29,067	23,831
Capital lease principal & interest expense	13,799	11,885
Free Cash Flow	$110,271	$76,984
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding "Reconciliation of Non-GAAP Measures to Closest GAAP Measure" table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

(3)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

ClubCorp FY14 Q4 Earnings Release	14	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Quarters and Fiscal Years Ended December 30, 2014 and December 31, 2013
(In thousands of dollars)
(Unaudited financial information)

	Fourth quarter ended (1)			Fiscal year ended (2)
	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	% Change	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)	% Change
REVENUES:
Club operations	$210,737	$185,055	13.9%	$629,180	$579,751	8.5%
Food and beverage	90,793	83,058	9.3%	251,838	231,673	8.7%
Other revenues	1,009	1,453	(30.6)%	3,137	3,656	(14.2)%
Total revenues	302,539	269,566	12.2%	884,155	815,080	8.5%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	190,967	173,189	10.3%	568,171	527,787	7.7%
Cost of food and beverage sales exclusive of depreciation	27,827	25,428	9.4%	81,165	74,607	8.8%
Depreciation and amortization	30,387	22,576	34.6%	80,792	72,073	12.1%
Provision for doubtful accounts	1,737	1,479	17.4%	2,733	3,483	(21.5)%
Loss on disposals of assets	4,171	1,746	138.9%	10,518	8,122	29.5%
Impairment of assets	1,430	4,475	(68.0)%	2,325	6,380	(63.6)%
Equity in earnings from unconsolidated ventures	89	(1,672)	105.3%	(1,404)	(2,638)	46.8%
Selling, general and administrative	33,133	32,326	2.5%	73,870	64,073	15.3%
OPERATING INCOME	12,798	10,019	27.7%	65,985	61,193	7.8%

Interest and investment income	1,050	121	767.8%	2,585	345	649.3%
Interest expense	(20,967)	(25,023)	16.2%	(65,209)	(83,669)	22.1%
Loss on extinguishment of debt	—	(16,856)	(100.0)%	(31,498)	(16,856)	(86.9)%
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(7,119)	(31,739)	77.6%	(28,137)	(38,987)	27.8%
INCOME TAX BENEFIT (EXPENSE)	38,441	(531)	7,339.4%	41,469	(1,681)	2,566.9%
INCOME (LOSS) FROM CONTINUING OPERATIONS	31,322	(32,270)	197.1%	13,332	(40,668)	132.8%
Loss from discontinued clubs, net of income tax	(1)	(7)	85.7%	(3)	(12)	75.0%
NET INCOME (LOSS)	31,321	(32,277)	197.0%	13,329	(40,680)	132.8%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	34	(81)	142.0%	(103)	(212)	51.4%
NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$31,355	$(32,358)	196.9%	$13,226	$(40,892)	132.3%

NET INCOME (LOSS)	$31,321	$(32,277)	197.0%	$13,329	$(40,680)	132.8%
Foreign currency translation, net of tax	(3,227)	590	(646.9)%	(3,220)	(398)	(709.0)%
OTHER COMPREHENSIVE (LOSS) INCOME	(3,227)	590	(646.9)%	(3,220)	(398)	(709.0)%
COMPREHENSIVE INCOME (LOSS )	28,094	(31,687)	188.7%	10,109	(41,078)	124.6%
COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	34	(81)	142.0%	(103)	(212)	51.4%
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$28,128	$(31,768)	188.5%	$10,006	$(41,290)	124.2%
______________________

(1)    The fourth quarters ended December 30, 2014 and December 31, 2013 consisted of 16 and 17 weeks, respectively.

(2)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

ClubCorp FY14 Q4 Earnings Release	15	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 30, 2014 and December 31, 2013
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	December 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,047	$53,781
Receivables, net of allowances	65,337	83,161
Inventories	20,931	15,819
Prepaids and other assets	15,776	13,339
Deferred tax assets, net	26,574	10,403
Total current assets	203,665	176,503
Investments	5,774	8,032
Property and equipment, net	1,474,763	1,234,903
Notes receivable, net of allowances	8,262	4,756
Goodwill	312,811	258,459
Intangibles, net	34,960	27,234
Other assets	24,836	26,330
TOTAL ASSETS	$2,065,071	$1,736,217

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$18,025	$11,567
Membership initiation deposits - current portion	135,583	112,212
Accounts payable	31,948	26,764
Accrued expenses	44,424	36,772
Accrued taxes	21,903	20,455
Other liabilities	59,550	79,300
Total current liabilities	311,433	287,070
Long-term debt	965,187	638,112
Membership initiation deposits	203,062	204,152
Deferred tax liability, net	244,113	210,989
Other liabilities	120,417	157,944
Total liabilities	1,844,212	1,498,267

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 64,443,332 and 63,789,730 issued and outstanding at December 30, 2014 and December 31, 2013, respectively	644	638
Additional paid-in capital	293,006	320,274
Accumulated other comprehensive loss	(4,290)	(1,070)
Retained deficit	(79,443)	(92,669)
Total stockholders’ equity	209,917	227,173
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,942	10,777
Total equity	220,859	237,950
TOTAL LIABILITIES AND EQUITY	$2,065,071	$1,736,217

ClubCorp FY14 Q4 Earnings Release	16	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarters and Fiscal Years Ended December 30, 2014 and December 31, 2013
(In thousands of dollars)
(Unaudited financial information)

	Fourth quarter ended (1)		Fiscal year ended (2)
	December 30, 2014 (16 weeks)	December 31, 2013 (17 weeks)	December 30, 2014 (52 weeks)	December 31, 2013 (53 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$31,321	$(32,277)	$13,329	$(40,680)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation	29,291	21,690	79,394	69,211
Amortization	1,096	886	1,398	2,863
Asset impairments	1,430	4,475	2,325	6,380
Bad debt expense	1,748	1,488	2,760	3,502
Equity in earnings from unconsolidated ventures	89	(1,672)	(1,404)	(2,638)
Gain on investment in unconsolidated ventures	(927)	—	(2,203)	—
Distribution from investment in unconsolidated ventures	1,450	2,270	5,740	4,699
Loss on disposals of assets	4,171	1,745	10,514	8,121
Debt issuance costs and amortization of term loan discount	7,903	3,534	13,687	5,084
Accretion of discount on member deposits	6,512	6,812	20,723	20,961
Amortization of above and below market rent intangibles	(129)	26	(365)	141
Equity-based compensation	1,266	14,217	4,303	14,217
Redemption premium payment included in loss on extinguishment of debt	—	14,525	27,452	14,525
Net change in deferred tax assets and liabilities	10,208	(729)	2,110	(4,548)
Net change in prepaid expenses and other assets	738	2,392	(3,652)	(2,849)
Net change in receivables and membership notes	26,279	1,734	29,741	(26,925)
Net change in accounts payable and accrued liabilities	9,231	(7,919)	1,027	(815)
Net change in other current liabilities	(32,333)	(4,000)	(32,776)	26,548
Net change in other long-term liabilities	(48,539)	(2,324)	(44,945)	(4,104)
Net cash provided by operating activities	50,805	26,873	129,158	93,693
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(17,560)	(17,475)	(72,647)	(59,541)
Acquisition of clubs	(3,068)	(4,835)	(20,255)	(15,620)
Acquisition of Sequoia Golf, net of cash acquired	(250,007)	—	(260,007)	—
Proceeds from dispositions	133	1,329	447	1,419
Net change in restricted cash and capital reserve funds	(68)	(93)	(355)	(59)
Return of capital in equity investments	—	481	126	1,073
Net cash used in investing activities	(270,570)	(20,593)	(352,691)	(72,728)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,719)	(148,938)	(283,387)	(170,937)
Proceeds from new debt borrowings, net of loan discount	248,125	—	596,375	10,713
Repayments of revolving credit facility borrowings	—	—	(11,200)	—
Proceeds from revolving credit facility borrowings	—	—	11,200	—
Redemption premium payment	—	(14,525)	(27,452)	(14,525)
Debt issuance and modification costs	(5,324)	(1,188)	(8,254)	(7,872)
Distribution to owners	(7,785)	—	(30,765)	(35,000)
Proceeds from issuance of common stock in Holdings' initial public offering, net of underwriting discounts and commissions	—	173,250	—	173,250
Equity offering costs	(777)	(4,349)	(777)	(4,349)
Distribution to noncontrolling interests	(27)	—	(27)	—
Proceeds from new membership initiation deposits	218	282	853	1,042
Repayments of membership initiation deposits	(492)	(391)	(1,567)	(1,421)
Net cash provided by (used in) financing activities	229,219	4,141	244,999	(49,099)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(208)	60	(200)	(50)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,246	10,481	21,266	(28,184)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	—	43,300	53,781	81,965
CASH AND CASH EQUIVALENTS - END OF PERIOD	$9,246	$53,781	$75,047	$53,781
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$7,247	$26,795	$35,930	$61,441
Cash paid for income taxes	$767	$840	$2,723	$3,187
Non-cash investing and financing activities are as follows:
Capital lease	$6,371	$1,267	$20,428	$11,342
______________________

(1)    The fourth quarters ended December 30, 2014 and December 31, 2013 consisted of 16 and 17 weeks, respectively.

(2)    The fiscal years ended December 30, 2014 and December 31, 2013 consisted of 52 and 53 weeks, respectively.

ClubCorp FY14 Q4 Earnings Release	17	Page